Exhibit 99.1

Fibrocell Science Announces One-for-Twenty-Five Reverse Stock Split

Fibrocell has been cleared to submit listing application to the NYSE MKT

Shares of Common Stock Will Begin Trading on a Split-Adjusted Basis on April 30, 2013

Action Expected to Facilitate Listing on NYSE MKT

EXTON, PA., April 29, 2013 — Fibrocell Science, Inc. (OTC BB: FCSC) announced today that it will implement a one-for-twenty-five reverse stock split of its common shares effective at the opening of business on April 30, 2013. The Company has also been cleared to submit a listing application to the NYSE MKT. The Company’s ability to become listed on the NYSE MKT is subject to, among other items, maintaining a minimum market price for its common stock for a sufficient period of time as determined by the exchange.

“We believe the reverse stock split is the last step to obtaining a listing on a national securities exchange, and an uplisting would increase the attractiveness of Fibrocell’s common stock among institutional and retail investors focused on national exchange listed securities,” said David Pernock, CEO and Chairman of the Board Fibrocell Science.

The reverse stock split was approved by shareholders on September 13, 2012 at the Company’s 2012 annual meeting. On April 30, 2013, the Company’s shares will trade in the OTC BB market under the symbol “FCSCD,” with a “D” added for 20 trading days to signify that the reverse stock split has occurred. A new CUSIP number has been assigned to the Company’s common stock as a result of the reverse split. The reverse split reduced the number of shares of outstanding common stock to approximately 26.2 million shares. Informational letters will be sent to all shareholders of record by the Company’s transfer agent, American Stock Transfer & Trust Company. Additional information about the reverse stock split can be found in the Company’s Form 8-K filed today with the Securities and Exchange Commission.

About Fibrocell Science, Inc.

Fibrocell Science, Inc. (FCSC) is an autologous cell therapy company focused on the development of innovative products for aesthetic, medical and scientific applications. Fibrocell Science is committed to advancing the scientific, medical and commercial potential of autologous skin and tissue, as well as its innovative cellular processing technology and manufacturing excellence. For additional information, please visit www.fibrocellscience.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the company’s ability to become listed on a national securities exchange. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q filed since the annual report. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.